Exhibit 99.1

NEWS RELEASE

Halcón Resources Announces First Quarter 2012 Financial Results

HOUSTON, TEXAS – May 8, 2012 – Halcón Resources Corporation (NYSE:HK) (“Halcón” or the “Company”) today announced its first quarter 2012 financial results.

Revenues for the three months ended March 31, 2012 were $26.9 million, a 5% increase over fourth quarter 2011 and a 4% increase compared to the same period a year ago. Halcón produced an average of 4,055 barrels of oil equivalent per day (Boe/d) during the quarter, 72% of which was oil and natural gas liquids (NGLs). Before the effect of derivatives, the Company realized an average price of $101.76 per barrel (Bbl) of oil, $54.23 per Bbl of NGLs and $2.71 per million cubic feet (Mcf) of natural gas during the first quarter of 2012. Taking into account the effect of derivatives, the Company realized an average price of $101.14 per Bbl of oil, $54.23 per Bbl of NGLs and $3.87 per Mcf of natural gas.

Halcón reported a net loss available to common stockholders of $34.4 million, or $0.50 per diluted share for the quarter. After adjusting for selected items, primarily related to the non-cash impact of derivatives and recapitalization expenditures, the Company reported a net loss available to common stockholders for the quarter of $2.7 million, or $0.04 per diluted share, compared to net income of $1.9 million, or $0.07 per diluted share in the comparable quarter of 2011 (see Selected Item Review and Reconciliation table for additional information).

After adjusting for selected items, cash operating costs per unit (including lease operating expense, taxes other than income and general and administrative expense) were $48.71 per barrel of oil equivalent (Boe) for the three months ended March 31, 2012 versus $35.31 per Boe for the same period of 2011. Lease operating expense was $23.49 per Boe, compared to $21.64 per Boe in the first quarter of 2011, mainly due to higher workover expenses and repairs. Taxes other than income were $4.25 per Boe versus $3.65 per Boe in the comparable quarter of 2011. Primarily as a result of adding to the employee base, general and administrative expense increased to $20.97 per Boe, excluding selected items incurred during the recapitalization and change in control in February 2012, compared to $10.02 per Boe for the same period of 2011 (see Selected Operating Data table for additional information).

Floyd C. Wilson, Chairman, President and Chief Executive Officer commented, “It has been three months since the recapitalization of the Company and we have made significant progress towards our goal of building an oil company levered towards resource style liquids plays in the United States. We have initiated solid positions, based on geoscience, in what we consider to be some of the most promising emerging and established liquids rich areas in the lower 48. Our intense efforts to date should begin to bear fruit in the latter half of this year, setting us up for what we believe will be explosive growth in 2013.”

Liquidity and Capitalization

As of March 31, 2012, Halcón had liquidity of $910.8 million, which consisted of $685.8 million in cash and $225.0 million of borrowing capacity available on its undrawn $500.0 million senior revolving credit facility. As disclosed on February 8, 2012, the Company was recapitalized by HALRES, LLC (formerly Halcón Resources, LLC) with a $550.0 million investment structured as the purchase of $275.0 million in new common stock, a $275.0 million five-year 8% convertible note and warrants for the purchase of an additional 36,666,666 shares of common stock at an exercise price of $4.50 per share, given the effect of a one-for-three (1:3) reverse stock split. On March 5, 2012, Halcón sold 4,444.4511 shares of 8% automatically convertible preferred stock to accredited institutional investors for approximately $400.0 million before offering expenses. Each share of preferred stock automatically converted into 10,000 shares of common stock on April 17, 2012. No cash dividends were paid on the preferred stock since, pursuant to the terms of the preferred stock, conversion occurred prior to May 31, 2012. However, due to the conversion feature of the preferred stock a non-cash preferred dividend is required to be amortized over the period between the issuance date and the required redemption date and recorded as an expenditure in earnings.

Recent Developments

As announced on April 25, 2012, Halcón entered into a definitive agreement to acquire all outstanding shares of GeoResources, Inc. (“GeoResources”). GeoResources stockholders will receive $20.00 in cash and 1.932 shares of Halcón common stock for each share of GeoResources common stock they hold. The transaction is expected to close in the third quarter of 2012, subject to customary approvals.

Conference Call and Webcast Information

Halcón Resources Corporation (NYSE:HK) has scheduled a conference call for Tuesday, May 8, 2012, at 10:00 a.m. EDT (9:00 a.m. CDT). To participate in the conference call, dial (877) 810-3368 for domestic callers, and (914) 495-8561 for international callers a few minutes before the call begins and reference Halcón Resources conference ID 76948326. The conference call will also be webcast live over the Internet on Halcón Resources’ website at

http://www.halconresources.com in the Investor Relations section under Events & Presentations. A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until May 15, 2012. To access the replay, dial (855) 859-2056 for domestic callers or (404) 537-3406 for international callers, in both cases referencing conference ID 76948326.

About Halcón Resources

Halcón Resources Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

For more information contact Scott Zuehlke, Director of Investor Relations, at 832-538-0314 or szuehlke@halconresources.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934 as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved. The forward-looking statements include statements about future events, including the anticipated timing for closing the proposed merger. Forward-looking statements are based on current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: the possibility that Halcón and GeoResources may be unable to obtain stockholder or other approvals required for the acquisition or satisfy the other conditions to closing; that problems may arise in the integration of the businesses of the two companies; that the acquisition may involve unexpected costs; the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; inability to timely integrate and realize expected value from acquisitions, inability of management to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Halcón’s annual report on Form 10-K for the year ended December 31, 2011 and other documents filed by Halcón with the Securities and Exchange Commission discuss some of the important risk factors identified that may affect Halcón’s business, results of operations, and financial condition. Halcón undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Additional Information About the Transaction

Halcón and GeoResources intend to file materials relating to the transaction with the SEC, including a registration statement of Halcón, which will include a prospectus of Halcón and a joint proxy statement of Halcón and GeoResources. The definitive joint proxy statement/prospectus will be mailed to stockholders of Halcón and GeoResources. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HALCÓN, GEORESOURCES AND THE PROPOSED TRANSACTION. Investors and security holders may obtain these documents free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by Halcón can be obtained free of charge from Halcón’s website at www.halconresources.com. The documents filed by GeoResources can be obtained free of charge from GeoResources’ website at www.georesourcesinc.com.

Participants in Solicitation

Halcón, GeoResources and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Halcón and GeoResources in respect of the proposed transaction. Information regarding Halcón’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on March 5, 2012, and the proxy statement for Halcón’s 2012 annual meeting of stockholders, which was filed with the SEC on April 12, 2012. Information regarding GeoResources’ directors and executive officers is set forth in GeoResources’ Amendment No. 1 to the annual report on Form 10-K/A for the year ended December 31, 2011, which was filed with the SEC on April 30, 2012. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2012	2011
Operating revenues:
Oil and natural gas sales:
Oil	$22,997	$20,412
Natural gas	1,668	2,892
NGLs	2,169	2,415

Total oil and natural gas sales	26,834	25,719
Other	36	51

Total operating revenues	26,870	25,770

Operating expenses:
Production:
Lease operating	8,668	8,375
Taxes	1,570	1,411
Restructuring	104	—
General and administrative	20,334	4,547
Depletion, depreciation and accretion	5,979	5,675

Total operating expenses	36,655	20,008

Income (loss) from operations	(9,785)	5,762
Other expenses:
Net loss on derivative contracts	(4,945)	(14,250)
Interest expense and other, net	(12,997)	(6,502)

Total other expenses	(17,942)	(20,752)

Loss before income taxes	(27,727)	(14,990)
Income tax provision (benefit)	5,595	(5,079)

Net loss	(33,322)	(9,911)
Preferred dividend	(1,102)	—

Net loss available to common stockholders	$(34,424)	$(9,911)

Net loss per common share:
Basic	$(0.50)	$(0.38)

Diluted	$(0.50)	$(0.38)

Weighted average common shares outstanding:
Basic	68,816	26,120

Diluted	68,816	26,120

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	March 31, 2012	December 31, 2011
Current assets:
Cash	$685,783	$49
Accounts receivable	10,851	10,288
Receivables from derivative contracts	—	260
Deferred income taxes	2,316	2,601
Inventory	4,264	4,310
Prepaids and other	1,691	2,729

Total current assets	704,905	20,237
Oil and natural gas properties (full cost method):
Evaluated	723,293	715,666
Unevaluated	16,438	—

Gross oil and natural gas properties	739,731	715,666
Less - accumulated depletion and impairment	(507,355)	(501,993)

Net oil and natural gas properties	232,376	213,673

Other operating property and equipment:
Other operating assets	9,890	9,979
Less - accumulated depreciation	(6,632)	(7,133)

Net other operating property and equipment	3,258	2,846

Other noncurrent assets:
Debt issuance costs, net of amortization	5,180	5,966
Deferred income taxes	18,865	24,102
Other	4,828	978

Total assets	$969,412	$267,802

Current liabilities:
Accounts payable and accrued liabilities	$21,264	$25,061
Liabilities from derivative contracts	1,615	265
Asset retirement obligations	1,000	1,010

Total current liabilities	23,879	26,336
Long-term debt	235,475	202,000
Other noncurrent liabilities:
Liabilities from derivative contracts	4,046	805
Asset retirement obligations	33,152	32,703
Other	10	10
Commitments and contingencies
Stockholders’ equity:
Preferred stock: 1,000,000 shares of $0.0001 par value authorized, 4,444.4511 shares issued and outstanding at March 31, 2012	298,209	—
Common stock: 336,666,666 shares of $0.0001 par value authorized; 101,031,946 and 27,694,583 shares issued; 99,381,476 and 26,244,452 outstanding at March 31, 2012 and December 31, 2011, respectively	10	3
Additional paid-in capital	633,561	229,414
Treasury stock: 1,650,470 and 1,450,131 shares at March 31, 2012 and December 31, 2011, respectively, at cost	(9,298)	(7,159)
Accumulated deficit	(249,632)	(216,310)

Total stockholders’ equity	672,850	5,948

Total liabilities and stockholders’ equity	$969,412	$267,802

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(33,322)	$(9,911)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depletion, depreciation and accretion	5,979	5,675
Deferred income tax provision (benefit)	5,522	(5,140)
Stock-based compensation	1,935	669
Unrealized loss on derivatives contracts	4,851	15,992
Amortization and write-off of deferred loan costs	6,087	2,662
Non-cash interest and amortization of discount	4,065	362
Other income	(12)	(17)

Cash flow from operations before changes in working capital	(4,895)	10,292
Changes in working capital	(4,304)	(6,088)

Net cash (used in) provided by operating activities	(9,199)	4,204

Cash flows from investing activities:
Oil and natural gas capital expenditures	(23,986)	(5,620)
Proceeds received from sales of oil and natural gas properties	—	462
Other operating property and equipment capital expenditures	(629)	(219)
Proceeds received from sales of other property and equipment	13	11
Funds held in escrow	(3,776)	—

Net cash used in investing activities	(28,378)	(5,366)

Cash flows from financing activities:
Proceeds from borrowings	237,410	224,064
Repayments of borrowings	(208,000)	(216,142)
Debt issuance costs	(4,495)	(6,712)
Offering costs	(18,056)	—
Common stock repurchased	(2,139)	(43)
Preferred stock issued	311,556	—
Preferred-beneficial conversion feature	88,445	—
Common stock issued	275,000	—
Warrants issued	43,590	—

Net cash provided by financing activities	723,311	1,167

Net increase in cash	685,734	5
Cash at beginning of period	49	37

Cash at end of period	$685,783	$42

Supplemental cash flow information:
Cash received for income taxes	$—	$(23)

Cash paid for interest	$3,316	$5,355

Disclosure of non-cash investing and financing activities:
Asset retirement obligations	$47	$5

Preferred dividend	$1,102	$—

Payment-in-kind interest	$3,239	$583

HALCÓN RESOURCES CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Production volumes:
Oil (MBbls)	226	222
NGLs (MBbls)	40	47
Natural gas (MMcf)	615	710
Total (Mboe)	369	387
Average daily production (Boe)	4,055	4,300

Average prices:
Oil (per Bbl)	$101.76	$91.95
NGLs (per Bbl)	54.23	51.38
Natural gas (per Mcf)	2.71	4.07
Total per Boe	72.72	66.46

Cash effect of derivative contracts:
Oil (per Bbl)	$(0.62)	$(4.58)
NGLs (per Bbl)	—	—
Natural gas (per Mcf)	1.16	2.61
Total per Boe	1.56	2.16

Average prices computed after cash effect of settlement of derivative contracts:
Oil (per Bbl)	$101.14	$87.37
NGLs (per Bbl)	54.23	51.38
Natural gas (per Mcf)	3.87	6.68
Total per Boe	74.28	68.62

Average cost per Boe:
Production:
Lease operating	$23.49	$21.64
Taxes	4.25	3.65
General and administrative:
General and administrative	19.98	10.02
Share-based compensation
Cash	0.99	—
Non-cash	(1.49)	1.73
Recapitalization and change in control
Cash	28.89	—
Non-cash	6.74	—
Restructuring costs	0.28	—
Depletion	14.53	12.98

HALCÓN RESOURCES CORPORATION

SELECTED ITEM REVIEW AND RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2012	2011
Unrealized loss (gain) on derivatives:(1)
Crude oil	$5,574	$13,235
Natural gas	(112)	1,718
Interest Rate	(518)	122

Total mark-to-market non-cash charge	4,944	15,075
Recapitalization expenditures(2)	21,571	2,718

Selected items, before tax and preferred dividend	26,515	17,793
Income tax effect of selected items(3)	4,083	(6,028)

Selected items, net of tax and before preferred dividend	30,598	11,765
Preferred dividend(4)	1,102	—

Total selected items	31,700	11,765
Net loss avaialble to common, as reported	(34,424)	(9,911)

Net loss available to common, excluding selected items	$(2,724)	$1,854

Basic net loss per common share, as reported	$(0.50)	$(0.38)
Impact of selected items	0.46	0.45

Basic net loss per common share, excluding selected items	$(0.04)	$0.07

Diluted net loss per common share, as reported	$(0.50)	$(0.38)
Impact of selected items	0.46	0.45

Diluted net loss per common share, excluding selected items	$(0.04)	$0.07

(1)	Represents the non-cash unrealized loss (gain) associated with the mark-to-market valuation of outstanding derivative contracts.
(2)	Represents costs related to the recapitalization, change in control and credit facility refinancing.
(3)	Represents tax impact using the effective tax rate, excluding discrete items, for the applicable period.
(4)	Represents amortization of the non-cash preferred dividend as a result of the beneficial conversion feature of convertible preferred stock.